Exhibit 99.1

Take-Two Interactive Software, Inc. Reports Second Quarter Fiscal 2005 Financial Results; Sales Increase 45% Year over Year

    NEW YORK--(BUSINESS WIRE)--June 2, 2005--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its second quarter and six months ended April 30, 2005. The Company's results reflect the three-for-two stock split completed in April 2005.
    Net sales in the second quarter increased 45% to $222.1 million, compared to $153.4 million in the second quarter of fiscal 2004. Net loss for the quarter was $8.2 million, compared to a net loss of $14.6 million last year, with a net loss of $(0.12) per share compared to a net loss per share of $(0.22) last year.
    Net sales for the six months ended April 30, 2005 increased 37% to $724.5 million, compared to $528.9 million for the same period a year ago. Net income for the first six months more than doubled to $47.1 million from net income of $17.2 million in the comparable period last year. Diluted earnings per share of $0.67 increased 168% from $0.25 per diluted share in the prior year's first six months.
    Take-Two attributed its increased second quarter sales to the launch of Midnight Club 3: DUB Edition for PlayStation(R)2 and Xbox(R) and Major League Baseball 2K5 for PlayStation 2 and Xbox, as well as continued consumer demand for its Grand Theft Auto: San Andreas title for PlayStation 2.

    Guidance

    Take-Two is reiterating its guidance for the fiscal year ending October 31, 2005 of $1.3 to $1.35 billion in net sales and $1.40 to $1.47 in diluted earnings per share, reflecting the Company's three-for-two stock split.
    Take-Two is updating its third fiscal quarter guidance to reflect the movement of the following products from the third fiscal quarter to the fourth fiscal quarter: Grand Theft Auto: Liberty City Stories for the PSP(TM); Call of Cthulhu: Dark Corners of the Earth(TM) for PlayStation 2 and Xbox; and Top Spin for PlayStation 2. The Company now expects $205 to $215 million in net sales and a net loss per share of $(0.05) to $(0.10) for the third quarter ending July 31, 2005.
    The Company's diluted earnings/(loss) per share for all periods above reflect the three-for-two stock split completed in April 2005, but do not include the impact of adopting FASB 123(R), requiring the expensing of employee stock options, which the Company expects to adopt beginning November 1, 2005.

    Rockstar Games

    Rockstar's Midnight Club 3: DUB Edition, the third installment in the multi-million unit selling, genre-defining Midnight Club street racing franchise developed by Rockstar San Diego, was released in late April for the PlayStation 2 and Xbox. Also in the second quarter, Rockstar launched the PlayStation 2 Greatest Hits version of Red Dead Revolver, bringing Take-Two's catalog of Greatest Hits products for PlayStation 2 to eleven titles.
    Rockstar has a strong product lineup planned for the balance of fiscal 2005, beginning with Grand Theft Auto: San Andreas for Xbox and PC, which will be in stores in North America on June 7th and in Europe on June 10th, followed by Midnight Club 3: DUB Edition for the PSP system, which will be in stores in North America on June 28th.
    In the fourth quarter, Rockstar is introducing an all new Grand Theft Auto title, Grand Theft Auto: Liberty City Stories, exclusively for the PSP system. Returning to Liberty City, the setting of Grand Theft Auto 3, the title has an entirely original storyline with all new missions and the freedom, production value and depth of play comparable to other Grand Theft Auto titles.
    Also planned for fourth quarter release is The Warriors(TM), a new Rockstar title based on the Paramount Pictures feature film, and Bully, an original title that takes the Rockstar tradition of groundbreaking, innovative, original gameplay and humorous tongue-in-cheek storytelling to an entirely new setting - the schoolyard. Both titles will be released on PlayStation 2 and Xbox. Rockstar will also introduce Grand Theft Auto: San Andreas for PlayStation 2 in Japan.

    2K Games, 2K Sports and Global Star

    2K Games' second quarter releases included Stronghold 2 for PC and Close Combat: First to Fight for Xbox and PC. 2K Sports released Major League Baseball 2K5 for PlayStation 2 and Xbox.
    Products planned for third quarter release include Sid Meier's Pirates! for Xbox and Charlie and the Chocolate Factory on multiple platforms.
    Fourth quarter titles from 2K Games will include Call of Cthulhu:
Dark Corners of the Earth(TM) for PlayStation 2 and Xbox; Shattered Union for Xbox and PC; Serious Sam 2 for Xbox and PC; Vietcong 2 on PC; and the North American releases of 24: The Game on PlayStation 2; and Conflict: Global Terror on multiple platforms.
    2K Sports' fourth quarter releases will include World Poker Tour on multiple platforms; NBA 2K6 and NHL 2K6, both for PlayStation 2 and Xbox; and Top Spin for PlayStation 2.
    Global Star's fourth quarter releases will include console titles for Codename: Kids Next Door and Dora the Explorer.

    Jack of All Games

    The Company's Jack of All Games distribution business realized an increase in sales primarily attributable to demand for Sony's newly released PSP system and related accessories, as well as increased console hardware availability.

    Management Comments

    Paul Eibeler, President and Chief Executive Officer, stated, "We were pleased with the performance of our second quarter releases, as well as the continued success of Grand Theft Auto: San Andreas. Additionally, having just returned from E3, we are excited about our future. Rockstar, 2K Games, 2K Sports and Global Star showcased a diverse assortment of over 25 games across all genres, platforms and demographic appeal to much critical and consumer acclaim."
    Mr. Eibeler continued, "The powerful capabilities and functionality of next generation hardware demonstrated at E3 will enable us to further develop our content and enrich the game playing experience. With eight titles already announced for Xbox 360 and more in development for Xbox 360, PlayStation(R)3 and the PSP, along with our pipeline of products for the large installed base of current generation hardware, we are well on our way to sustaining a leadership position as we enter the next cycle."

    Conference Call

    Take-Two will host a conference call today at 4:30 pm Eastern Time to review its second quarter results and to discuss its outlook. A live webcast of the call is available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

    About Take-Two Interactive Software

    Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, PSP(TM) handheld entertainment system, PlayStation(R)3 computer entertainment system, the Xbox(R) video game and entertainment system from Microsoft, the Xbox 360(TM) video game and entertainment system from Microsoft, Nintendo GameCube(TM), Nintendo DS(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and Global Star Software; and distributes products in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Madrid, Vienna, Milan, Sydney, Breda (Netherlands) and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.
    All trademarks and copyrights contained herein are the property of their respective holders.
    Safe Harbor Statement under the Private Securities Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Form 10-Q for the quarter ended January 31, 2005 in the section entitled "Risk Factors".


TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three and six months ended April 30, 2005 and 2004 (unaudited) (In thousands, except per share data)



                               Three months ended   Six months ended
                                    April 30,           April 30,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
                                   (Unaudited)         (Unaudited)

Net sales                      $222,068  $153,368  $724,542  $528,880
Cost of sales
   Product costs                123,504   104,573   360,989   328,951
   Royalties                     21,938    13,016   102,147    33,014
   Software development costs     4,780     1,573     8,985     5,555
                               --------- --------- --------- ---------
         Total cost of sales    150,222   119,162   472,121   367,520
                               --------- --------- --------- ---------

         Gross profit            71,846    34,206   252,421   161,360

Operating expenses
   Selling and marketing         36,275    22,271    87,206    58,173
   General and administrative    28,705    24,050    57,392    48,090
   Research and development      13,785     8,228    37,202    21,657
   Depreciation and
    amortization                  5,102     3,910     9,888     7,655
                               --------- --------- --------- ---------
         Total operating
          expenses               83,867    58,459   191,688   135,575

         Income (loss) from
          operations            (12,021)  (24,253)   60,733    25,785

Interest income, net              1,164       648     1,704     1,074
                               --------- --------- --------- ---------

         Income (loss) before
          income taxes          (10,857)  (23,605)   62,437    26,859

Provision (benefit) for income
 taxes                           (2,671)   (9,029)   15,374     9,677
                               --------- --------- --------- ---------

         Net income (loss)     $ (8,186) $(14,576) $ 47,063  $ 17,182
                               ========= ========= ========= =========


Per share data:

   Basic:
        Weighted average common
         shares outstanding      70,112    66,891    69,365    66,734
                               ========= ========= ========= =========

        Net income (loss) per
         share - Basic         $  (0.12) $  (0.22) $   0.68  $   0.26
                               ========= ========= ========= =========

   Diluted:
        Weighted average common
         shares outstanding      70,112    66,891    70,678    68,228
                               ========= ========= ========= =========

        Net income (loss) per
         share - Diluted       $  (0.12) $  (0.22) $   0.67  $   0.25
                               ========= ========= ========= =========



OTHER INFORMATION              Three months ended   Six months ended
-----------------                   April 30,           April 30,
                                  2005      2004      2005      2004
                               --------- --------- --------- ---------
   Total revenue mix
   ------------------

         Publishing                  66%       58%       69%       61%
         Distribution                34%       42%       31%       39%

   Geographic revenue mix
   -----------------------

         North America               70%       67%       67%       76%
         International               30%       33%       33%       24%

   Publishing platform revenue mix
   -------------------------------

         Sony PlayStation 2          58%       47%       80%       54%
         Sony PlayStation             -         3%        -         2%
         Microsoft Xbox              27%       38%       12%       36%
         GameCube                     -         2%        -         1%
         PC                          11%        1%        5%        2%
         Handheld                     2%        5%        1%        3%
         Accessories                  2%        4%        2%        2%



TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of April 30, 2005 (unaudited) and October 31, 2004
(In thousands, except share data)


ASSETS                                           April 30, October 31,
                                                   2005       2004
                                                ---------- -----------

Current assets
   Cash and cash equivalents                       $210,241  $155,095
   Accounts receivable, net of allowances of
    $56,496 and $72,215 at April 30, 2005 and
    October 31, 2004 respectively                   127,278   285,709
   Inventories, net                                 116,568   154,345
   Software development costs                        50,802    33,980
   Licenses                                           5,981     4,240
   Prepaid expenses and other current assets         73,871    60,018
   Deferred tax asset                                11,701    11,554
                                                   --------- ---------
                      Total current assets          596,442   704,941


Fixed assets, net                                    43,075    34,291
Software development costs, net of current portion   47,423    30,342
Licenses, net of current portion                      2,650     1,425
Goodwill, net                                       166,417   135,477
Intangibles, net                                     59,934    36,104
Deferred tax asset                                    6,219     6,219
Other assets, net                                     2,061     1,714

                                                   --------- ---------
                      Total assets                 $924,221  $950,513
                                                   ========= =========

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                $ 90,524  $163,961
   Accrued expenses and other current liabilities    84,982   125,567
   Income taxes payable                               8,758    17,319
                                                   --------- ---------
                      Total current liabilities     184,264   306,847

Other long-term liabilities                           2,741     2,963
Deferred tax liability                               11,026     5,233

                                                   --------- ---------
                      Total liabilities             198,031   315,043
                                                   --------- ---------

Stockholders' equity
   Common stock, par value $.0067 per share;
    100,000,000 shares authorized; 71,193,228
    and 68,159,477 shares issued and outstanding
    at April 30, 2005 and October 31, 2004
    respectively                                        475       454
   Additional paid-in capital                       436,714   382,156
   Deferred compensation                            (13,095)   (3,896)
   Retained earnings                                297,465   250,402
   Accumulated other comprehensive income             4,631     6,354
                                                   --------- ---------
       Total stockholders' equity                   726,190   635,470

                                                   --------- ---------
       Total liabilities and stockholders' equity  $924,221  $950,513
                                                   ========= =========

    CONTACT: Take-Two Interactive Software, Inc.
             Corporate Press/Investor Relations:
             Jim Ankner, 646-536-3006; 646-536-2926 fax
             james.ankner@take2games.com